Exhibit 99.1

NET PROFIT
RESTRICTED SHARE AWARD
UNDER THE
2005 OMNIBUS STOCK AND INCENTIVE PLAN
for
THOMAS GROUP, INC.

Effective as of October 18, 2007 (“Date of Grant”), a NET PROFIT RESTRICTED SHARE AWARD (“Award”) is granted by Thomas Group, Inc. (the “Company”) to Michael J. Barhydt (the “Holder”), provided, further, that this Award is in all respects subject to the terms, definitions and provisions of the 2005 Omnibus Stock and Incentive Plan For Thomas Group, Inc. (the “Plan”), all of which are incorporated herein by reference, except to the extent otherwise expressly provided in this Award.

WITNESSETH

WHEREAS, the Company desires to grant to Holder 10,000 Shares subject to certain restrictions described herein; and

WHEREAS, the Company desires to grant to Holder a Cash Bonus of $10,000 subject to the satisfaction of certain conditions described herein; and

WHEREAS, the purpose of this Award is to advance the interests of the Company and increase shareholder value by providing additional incentives to attract, retain and motivate Holder; and

WHEREAS, the terms of the Award, including without limitation the Restrictions imposed on Restricted Shares and Cash Bonus, are set forth below; and

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:

1.             Definitions. As used in this Award, the following words shall have the following meanings:

“Accounting Firm” shall mean the Company’s certified public accounting firm on the date of reference.

“Anniversary Date” shall mean each anniversary of the Date of Grant.

“Annual Profit” shall mean the net income of the Company before interest expense, interest income, gain (loss) on sale of equipment, gain (loss) on investment, gain on sale of land, depreciation, amortization, taxes on income, extraordinary items, and the expense attributable to the grant of the Award, all as determined by the Accounting Firm using generally accepted accounting principles and as reflected on the Company’s certified Financial Statements to the extent shown or reflected on such Financial Statements. For this purpose, extraordinary items are those of a non-recurring and unusual nature, or resulting from unforeseen and atypical events, as determined by the Accounting Firm using generally accepted accounting principles and as reflected on the Company’s certified Financial Statements as prepared by the Accounting Firm to the extent shown or reflected on such Financial Statements.

“Annual Profit Increase Percentage” shall mean, for each Year, the quotient of (i) the excess (if any) of the Annual Profit for the current Year over the greater of (x) the Annual Profit for the year 2007; and (y) the Annual Profit for the preceding Year, divided by (ii) the greater of (x) or (y).

“Award Shares” shall mean all Shares subject to this Award, including, without limitation, both Restricted Shares and Vested Shares.

“Award Share Distributions” shall mean any amounts of cash, or stock, paid or distributed by the Company with respect to Award Shares.

“Board” shall mean the Board of Directors of the Company.

“Cash Bonus” shall mean the amount described in Section 4.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Compensation Committee” shall mean the Compensation and Corporate Governance Committee of the Board.

“Restrictions” shall mean the requirement that the Award Shares be returned to the Company under certain circumstances described in this Award, and which requirement shall constitute a “substantial risk of forfeiture” as defined under Section 83(a)(1) of the Code.

“Restricted Period” shall mean the period during which Award Shares remain subject to Restrictions.

“Restricted Shares” shall mean the Award Shares which remain subject to the Restrictions at the time of reference.

“Retention Period” shall mean the period beginning with the Date of Grant, and ending on the date of Holder’s Separation.

“Separation” shall mean Holder’s termination of full time employment by the Company for any reason.

“Share(s)” shall mean shares of common stock, par value $.01 per share, of the Company.

“Termination Date” shall mean the date on which the Award terminates under Section 9.

“Year” shall mean the fiscal year of the Company.

“Vest”, “Vested” “Vested Shares” and similar shall mean the Award Shares with respect to which the Restrictions have lapsed at the time of reference.

2.             Restricted Share Award. The Company hereby transfers and delivers to Holder an aggregate of 10,000 Restricted Shares to hold on the terms and conditions set forth in this Award. Holder shall not be entitled to receive Restricted Share Distributions made prior to the date on which Restricted Shares become Vested Shares, but Holder will be entitled to receive any Restricted Share Distributions which are made with respect to Restricted Shares after they become Vested Shares.

3.             Lapse of Restrictions (Vesting). The Restrictions on the Restricted Shares shall lapse, and such Restricted Shares shall become Vested Shares, with respect to 3,333 (3,334 for the final vesting year) Restricted Shares on the last day of any Year in which the Company achieves at least a 15% Annual Profit Increase Percentage.

4.             Cash Bonus. As soon as reasonably possible following any Year in which the Company achieves at least a 15% Annual Profit Increase Percentage, the Company shall pay Holder a Cash Bonus of $3,333 ($3,334 for the final year).

5.             Withholding. On each date on which Restrictions lapse, and on the payment of the Cash Bonus, Holder shall be required to pay to the Company, in cash, the amount which the Company reasonably determines to be necessary in order for the Company to comply with applicable federal or state income tax withholding requirements and the collection of employment taxes; provided, further, that the Company, in its sole discretion, may offset the amount it reasonably determines as necessary to withhold from the Cash Bonus otherwise payable to Holder.

6.             Status of Holder With Respect to Restricted Shares. During the Restricted Period, the certificates representing the Restricted Shares shall be registered in the Holder’s name and bear a restrictive legend disclosing the Restrictions. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit the transfer to the Company of all or any portion of the Restricted Shares which are forfeited. Restricted Shares shall not constitute issued and outstanding common stock for any corporate purposes and the Holder shall have no rights, powers and privileges of a Holder of unrestricted Shares until such Restricted Shares become Vested Shares, at which time, with respect to Vested Shares, the Holder shall have all rights, powers and privileges of a Holder of unrestricted Shares, including with respect to those Vested Shares which continue to be held by the Company during the Retention Period.

At each time Restricted Shares become Vested, the Company shall deliver to the Holder 40% of the such Vested Shares, and shall continue to hold the remaining 60% percent of Vested Shares during the Retention Period, and shall, as soon as reasonably possible after the end of such Retention Period, deliver all retained Vested Shares to Holder. Without limitation, the Company’s right to hold the 60% of retained Vested Shares during the Retention Period shall survive the Termination Date.

All Award Share Distributions with respect to Vested Shares shall be immediately paid to Holder, except that where such Award Share Distribution is in the form of Shares, such Shares shall be retained until the end of the Retention Period.

As a condition of the grant of Restricted Shares, and the issuance of Vested Shares, the Board may obtain such agreements or undertakings, if any, as the Board may deem necessary or advisable to assure compliance with any law or regulation including, but not limited to, the following:

(a)           a representation, warranty or agreement by Holder to Company that he is acquiring the Vested Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Vested Shares subsequent to the Retention Period; and

(b)           a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Board, necessary or appropriate to comply with the provisions of any securities law deemed by the Board to be applicable to the issuance of the Vested Shares and are endorsed upon the Share certificates.

7.             Transferability of Restricted Shares. The Vested Shares held by the Company during the Retention Period, and this Award, shall not be transferable by Holder.

8.             Section 83(b) Election. Holder, having been granted Restricted Shares subject to a “substantial risk of forfeiture,” may elect under Section 83(b) of the Code to include in his gross income the fair market value (determined without regard to the Restrictions) of such Restricted Shares as of the Date of Grant. If Holder makes the Section 83(b) election, Holder shall (i) make such election in a manner that is satisfactory to the Company, (ii) provide the Company with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to such federal and state income withholding as the Company may reasonably require in its sole and absolute discretion.

9.             Termination of the Award. Without limitation, this Award shall automatically terminate and expire on the earlier of (i) the date on which all Restricted Shares have become Vested Shares, or (ii) the date of Holder’s Separation, and upon the date of such termination of the Award all Restricted Shares which have not Vested on or prior to such date will be permanently forfeited.

10.          Interpretation of the Award Provisions. The Compensation Committee shall have the authority to the full extent provided under the terms of the Plan to interpret all terms of the Plan and this Award, and to otherwise supervise the implementation of such terms.

11.          Governing Law. TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, THIS AWARD SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

12.          Binding Effect. This Award shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

13.          Amendments. This Award may only be amended by a written document signed by the Company and Holder.

14.          Severability. If any provision of this Award is declared or found to be illegal, unenforceable or void, in whole or in part, the remainder of this Award will not be affected by such declaration or finding and each such provision not so affected will be enforced to the fullest extent permitted by law.

15.          Counterparts. This Award may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused these presents to be executed on its behalf and its corporate seal to be affixed hereto by its duly authorized representative, and Holder has hereunto set his or her hand, all on the day and year first above written.

THOMAS GROUP, INC.

By:	/s/ James T. Taylor
Its:	Chief Executive Officer and President

ACKNOWLEDGMENT

Holder agrees to be bound by all the terms of this Award and the Plan.

/s/ Michael J. Barhydt
Michael J. Barhydt